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Exhibit 23.1 Consent Of Weed & Co. LLP

                                 WEED & CO. LLP
     4695 MACARTHUR COURT, SUITE 1430, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

                                  July 17, 2002


Board of Directors
Force 10 Trading, Inc.
12227 South Business Park Place
Suite 200
Draper, UT 84020

            Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

                                                            Very truly yours,

                                                            /s/ Weed & Co. LLP
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                                                            Weed & Co. LLP